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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                    EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                               QUARTERS                           NINE MONTHS
PERIODS ENDED SEPTEMBER 30                               1998             1997              1998              1997
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BASIC EARNINGS PER SHARE:

Net Income.................................   $       310,000   $     1,127,000   $     1,838,000  $     2,051,000
                                              ===============   ===============   ===============  ===============

Weighted Average Shares Outstanding........        19,686,611        19,673,600        19,684,604       19,670,859
                                              ===============   ===============   ===============  ===============

Basic Earnings Per Share...................            $  .02            $  .06            $  .09           $  .10
                                                       ======            ======            ======           ======

DILUTED EARNINGS PER SHARE:

Net Income.................................   $       310,000   $     1,127,000   $     1,838,000  $     2,051,000
                                              ===============   ===============   ===============  ===============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding......        19,686,611        19,673,600        19,684,604       19,670,859
  Dilutive shares..........................           385,870           187,337           441,445           36,080
                                              ---------------   ---------------   ---------------  ---------------
                                                   20,072,481        19,860,937        20,126,049       19,706,939
                                              ===============   ===============   ===============  ===============

Diluted Earnings Per Share.................            $  .02            $  .06            $  .09           $  .10
                                                       ======            ======            ======           ======
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